THOMPSON BRUSSELS CINCINNATI CLEVELAND COLUMBUS DAYTON NEW YORK WASHINGTON, D.C. HINE


August 2, 2004


Securities and Exchange Commission
Public Filing Desk
Judiciary Plaza
450 5th Street, N.W.
Washington D.C. 20549

      RE:CCMI Funds,  File Nos. 33-45753 and 811-6561

Ladies and Gentlemen:

         On behalf of CCMI Funds, a registered investment company (the "Trust"), we hereby submit, via electronic filing, Post-Effective Amendment No. 23 to the Trust's Registration Statement (the "Amendment"). The Amendment is filed pursuant to Rule 485(a) promulgated under the Securities Act of 1933 for the main purpose of eliminating all references to a sales load and providing annual updating information to the Trust's Registration Statement.

                  If you have any questions concerning this filing please contact Donald S. Mendelsohn at (513) 352-6546.

                                                     Very truly yours,

                                                     /s/ Thompson Hine

                                                     Thompson Hine llp